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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF EMERITUS CORPORATION

Acorn Service Corporation, Washington corporation
ALAI, L.L.C., Arizona corporation
EM I, L.L.C., Washington limited liability company
EMAC Corp., Delaware corporation
EmeriCare, Inc., Washington corporation
EmeriCare of Arizona, Inc., Washington corporation
EmeriCare of Washington, Inc., Washington corporation
Emeritus Employee Leasing, Inc., Washington corporation
Emeritus Home Health, Inc., Washington corporation
Emeritus Management, L.L.C., Washington limited liability company Emeritus Management I, L.P., Washington limited partnership
Emeritus Properties I, Inc., Washington corporation
Emeritus Properties II, Inc., Washington corporation
Emeritus Properties III, Inc., Washington corporation
Emeritus Properties IV, Inc., Washington corporation
Emeritus Properties V, Inc., Washington corporation
Emeritus Properties VI, Inc., Washington corporation
Emeritus Properties VII, Inc., Washington corporation
Emeritus Properties VIII, Inc., Washington corporation
Emeritus Properties IX, L.L.C., Washington limited liability company Emeritus Properties X, L.L.C., Washington limited liability company Emeritus Properties XI, L.L.C., Washington limited liability company Emeritus Properties XII, L.L.C., Washington limited liability company Emeritus Properties XIII, L.L.C., Washington limited liability company Emeritus Properties of Illinois, Inc., Washington corporation
Emeritus Real Estate IV, L.L.C., Delaware limited liability company ESC G.P. I, Inc., Washington corporation
ESC G.P. II, Inc., Washington corporation
ESC I, L.P., Washington limited partnership
ESC III, L.P., Washington limited partnership
Fairfield Retirement Center L.L.C., Delaware limited liability company Grand Terrace L.L.C., Delaware limited liability company
Heritage Hills Retirement, Inc., North Carolina corporation
Painted Post Partnership, Pennsylvania general partnership
Painted Post Properties, Inc., Washington corporation
Ridgeland Assisted Living, LLC, Washington limited liability company Sanyo Emeritus Corporation, Osaka, Japan
TDC/Emeritus Paso Robles Associates, Washington partnership